Exhibit 10.2.14

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT DATED FEBRUARY 4, 2004,
BETWEEN DELPHAX TECHNOLOGIES INC. AND LASALLE BUSINESS CREDIT, LLC AND WAIVER OF DEFAULTS

     This Amendment No. 3 and Waiver of Defaults (this “Amendment”), made and entered into as of December 21, 2004, is by and between Delphax Technologies Inc., a Minnesota Corporation (the “U.S. Borrower”), LaSalle Business Credit, LLC, a Delaware limited liability company (the “U.S. Lender”), Delphax Technologies Canada Limited, a corporation organized under the laws of the province of Ontario (the “Canadian Borrower” and collectively with the U.S. Borrower, the “Borrowers”), and ABN Amro Bank N.V., Canada Branch, a Canadian branch of a Netherlands bank (the “Canadian Lender,” and collectively with the U.S. Lender, the “Lenders”).

RECITAL

     A. The U.S. Borrower and the U.S. Lender have entered into that certain Loan and Security Agreement dated as of February 4, 2004, as amended by Amendment No. 1 to Loan and Security Agreement dated as of February 24, 2004 and as amended by Amendment No. 2 to Loan and Security Agreement dated as of July 30, 2004 (as amended, the “U.S. Loan Agreement”). The Canadian Borrower and the Canadian Lender have entered into that certain Credit Agreement dated as of February 4, 2004 and as amended by Amendment No. 1 to Credit Agreement dated as of February 24, 2004 (as amended, the “Canadian Loan Agreement” and collectively with the U.S. Loan Agreement, the “Loan Agreements”).

     B. The Borrowers and the Lenders now desire to amend the U.S. Loan Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendment to U.S. Loan Agreement. The U.S. Borrower and the U.S. Lender agree that paragraph 14(a) of the U.S. Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) Tangible Net Worth

Borrower’s Tangible Net Worth shall not at any time be less than the Minimum Tangible Net Worth; “Minimum Tangible Net Worth” being defined for purposes of this subsection as (i) for the Fiscal Year of Borrower ending September 30, 2005, (A) from the first day of such Fiscal Year of Borrower through the day prior to the last day of such Fiscal Year of Borrower, 90% of Borrower’s Tangible Net Worth on the last day of the Fiscal Year of Borrower ending September 30, 2004 and (B) on the last day of the Fiscal Year of Borrower ending September 30, 2005, 100% of Borrower’s Tangible Net Worth on the last day of the Fiscal Year of Borrower ending September 30, 2004, plus $300,000, (ii) for the Fiscal Year of Borrower ending September 30, 2006, (A) from the first day of such Fiscal Year of Borrower through the day prior to the last day of such Fiscal Year of Borrower, 90% of Borrower’s Tangible Net Worth on the last day of the Fiscal Year of Borrower ending September 30, 2005 and (B) on the last day of the Fiscal Year of Borrower ending September 30, 2006, 100% of Borrower’s Tangible Net Worth on the last day of the Fiscal Year of Borrower ending September 30, 2005, plus $500,000, and (iii) thereafter, (A) from the first day of each Fiscal Year of Borrower through the day prior to the last day of such Fiscal Year of Borrower, 90% of Borrower’s Tangible Net Worth on the last day of the immediately preceding Fiscal Year of Borrower and (B) on the last day of each Fiscal Year of Borrower, 100% of Borrower’s Tangible Net Worth on the last day of the immediately preceding Fiscal Year of Borrower, plus $600,000, in each case as reflected on Borrower’s audited year end financial statement; and “Tangible Net Worth” being defined for purposes of this subsection as Borrower’s consolidated shareholders’ equity (including retained earnings) less the book value of intangible assets as determined solely by Lender on a consistent basis plus the amount of any LIFO reserve plus the amount of Subordinated Debt less prepaid expenses, amounts due from officers, employees and affiliates, all as determined on a consolidated basis for Borrower and its Subsidiaries and without duplication under generally accepted accounting principles applied on a basis consistent with the financial statement dated September 30, 2003 except as set forth herein.

     2. Conditions Precedent. The amendments contained in this Amendment shall become effective upon delivery by the Borrowers to the Lenders of, and compliance by the relevant Borrowers with, the following:

(a) This Amendment, duly executed by each of the Borrowers and each of the Lenders.

     3. Condition Subsequent. The Borrowers agree to pay a nonrefundable amendment fee of $30,000 to Lenders on January 3, 2005, and agree that any failure to do so shall constitute an Event of Default under the Loan Agreements.

     4. Defaults and Waivers.

(a) Under Section 14(a) of the U.S. Loan Agreement and under Section 11(o)(i) of the Canadian Loan Agreement, the U.S. Borrower and the Canadian Borrower, respectively, agreed to not permit its Tangible Net Worth as of September 30, 2004, to be less than $16,500,000. The Borrowers have advised the Lenders that as of September 30, 2004, the Borrowers’ respective Tangible Net Worth was less than $16,500,000.

(b) Upon the date on which this Amendment becomes effective and contingent upon the Tangible Net Worth of either Borrower not being less than $15,900,000 for the Fiscal Year of the Borrowers ending September 30, 2004, as reflected in the Borrowers’ audited year-end financial statements for such Fiscal Year, the U.S. Lender hereby waives the U.S. Borrower’s Defaults and Events of Default and the Canadian Lender hereby waives the Canadian Borrower’s Defaults and Events of Default described in the preceding Section 4(a) (the “Existing Defaults”). The waiver of the Existing Defaults set forth above is limited to the express terms thereof, and nothing herein shall be deemed a waiver by the Lenders of any other term, condition, representation or covenant applicable to the Borrowers under the Loan Agreements (including but not limited to any future occurrence similar to the Existing Defaults) or any of the other agreements, documents or instruments executed and delivered in connection therewith, or of the covenants described therein. The waivers set forth herein shall not constitute a waiver by the Lenders of any other Default or Event of Default, if any, under the Loan Agreements, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Borrowers may rely in the future, and the Borrowers hereby expressly waives any claim to such effect.

     5. Representations and Warranties. Each Borrower hereby represents and warrants to the Lenders as follows:

(a) that on and as of the date hereof and after giving effect to this Amendment there will exist no Default or Event of Default (as defined in the U.S. Loan Agreement and in the Canadian Loan Agreement, as applicable) under the Loan Agreements as amended by this Amendment on such date which has not been waived by the relevant Lender.

(b) each Borrower has the power and legal right and authority to enter into this Amendment and any other document or instrument to be executed by such Borrower in connection with this Amendment (collectively, the “Amendment Documents”) and has duly authorized as appropriate the execution and delivery of the relevant Amendment Documents by proper corporate action.

     6. Ratification of U.S. Loan Agreement. Except as expressly amended hereby, the Loan Agreements are hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.

     7. Subordinated Creditor Consent. The U.S. Borrower shall (a) undertake its best efforts to, within 30 days of the date of this Amendment, deliver to the U.S. Lender the Acknowledgment and Agreement of Subordinated Creditor (collectively, the “Subordinated Creditor Consent”) set forth at the end of this Amendment, duly executed by Tate Capital Partners Fund, LLC (the “Subordinated Creditor”) and (b) undertake its best efforts to cause the Subordinated Creditor to not require the U.S. Borrower to execute and deliver any other amendments to its loan documents with the Subordinated Creditors or to pay any fees to the Subordinated Creditor as a condition to executing its Subordinated Creditor Consent.

     8. General Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     9. Reaffirmation of Guaranties. Each Borrower, in its capacity as a guarantor of the indebtedness of the other Borrower to the U.S. Lender or the Canadian Lender, as applicable, pursuant to the separate Guaranty or Guarantee dated as of February 4, 2004 (each, a “Guaranty”), hereby (i) consents to the terms of the Amendment of the other Borrower’s Loan Agreement as set forth in the Amendment; (iii) reaffirms its obligations to the applicable Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the applicable Lender may amend, restate, extend, renew or otherwise modify its Loan Agreement with the other Borrower and any indebtedness or agreement of the other Borrower, or enter into any agreement or extend additional or other credit accommodations to the other Borrower, without notifying or obtaining the consent of the undersigned and without impairing the liability of such Borrower under its Guaranty.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

DELPHAX TECHNOLOGIES INC.

By	/s/ Jeffrey S. Mathiesen

Title	VP & CFO

DELPHAX TECHNOLOGIES CANADA LIMITED

By	/s/ Jeffrey S. Mathiesen

Title	VP & CFO

LASALLE BUSINESS CREDIT, LLC

By	/s/ Dale P. Grzenia

Title	Senior Vice President

ABN AMRO BANK N.V., CANADA BRANCH

By	/s/ Darcy Mack

Title	VP Asset Based Lending

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITOR

     The undersigned, a subordinated creditor of Delphax Technologies Inc. (the “U.S. Borrower”) pursuant to a Subordination Agreement dated as of February 4, 2004 (the “Subordination Agreement”) between the undersigned and LaSalle Business Credit, LLC (the “Lender”) hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; and (iii) reaffirms its obligations to the Lender pursuant to the terms of its Subordination Agreement.

TATE CAPITAL PARTNERS FUND, LLC

By	/s/ Frank McEvoy

Title	General Partner